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                                                                   EXHIBIT 23




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports dated March 27, 1998, included in this Form 10-K for the year ended December 31, 1997, into (i) the Company's previously filed Registration Statements on Form S-8, File Nos. 33-15643, 33-11295 and 333-19587 (ii) the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-56889).




/s/  Arthur Andersen LLP
-------------------------
Arthur Andersen LLP

Chicago, Illinois
March 27, 1998